Exhibit 10.1
Settlement, Mutual Release and Cross-License Agreement

This Settlement, Mutual Release and Cross-License Agreement (“Agreement”) is made and entered into as of the 21 May 2025 (hereinafter referred to as “Effective Date”), by and among

F. Hoffmann-La Roche AG, Grenzacherstr. 124, 4058 Basel, Switzerland,

Roche Diabetes Care GmbH, Sandhofer Straße 116, 68305 Mannheim, Germany,

Roche Diabetes Care, Inc., 9115 Hague Road, Indianapolis IN 46250, United States,

Roche Diagnostics Operations Inc., 9115 Hague Road, Indianapolis IN 46250, United States,

Roche Diagnostics GmbH, Sandhofer Straße 116, 68305 Mannheim, Germany and

Roche Diagnostics International AG, Forrenstrasse 2. 6343 Rotkreuz, Switzerland,

- collectively, the “Roche Parties” -

and

Tandem Diabetes Care, Inc., 12400 High Bluff Drive, CA 92130, San Diego, USA, and

- “Tandem” –

Tandem Diabetes Care Europe B.V., Schiphol Boulevard 359, WTC Schiphol Airport, D-Tower 11th floor, 1118 BJ, Schiphol, Niederlande,

- collectively, the “Tandem Parties” -

PREAMBLE

WHEREAS, the Roche Parties are part of a group of affiliated companies ("the Roche Group") with F. Hoffmann-La Roche AG being the parent company. The Roche Group is one of the biggest healthcare companies worldwide and develops, manufactures and commercializes a variety of healthcare related technologies, including technologies related to the treatment of diabetes. The Roche Parties own various patent applications and registered patent rights.

WHEREAS, the Tandem Parties are part of a group of affiliated companies ("the Tandem Diabetes Group") with Tandem Diabetes Care, Inc. being the parent company. The Tandem Group develops, manufactures and commercializes medical technologies for the treatment of diabetes, including insulin infusion therapy. The Tandem Parties own various patent applications and registered patent rights.

WHEREAS, the Parties (defined below) have been involved in various patent disputes since December 2023, including infringement and nullity actions concerning EP 2 196 231 (“EP 231”) and EP 1 970 677 (“EP 677”) before the Unified Patent Court (“UPC”).

On 30 November 2023 the Tandem Parties filed an action for a declaration of non- infringement of EP 231 (“DNI”; docket no.: ACT_589999/2023 UPC_CFI_455/2023) and a revocation action with the Central Division Paris (docket no.: ACT_589997/2023 UPC_CFI_454/2023) against Roche Diabetes Care GmbH. With order of 25 March 2024 the Central Division Paris stayed the DNI proceedings. With the decision of 18 December 2024 the Central Division Paris dismissed the revocation action and maintained EP 231 as granted. Tandem Parties filed an appeal against this decision with the Court of Appeal on 17 February 2025 (docket no.: APL_7604/2025 UPC_CoA_120/2025).

Roche Diabetes Care GmbH filed an infringement action for the infringement of EP 231 against the Tandem Parties and their German distributor VitalAire GmbH with the Local Division Hamburg (docket no.: ACT_10800/2024 UPC_CFI_88/2024) on 29 February 2024. On 17 June 2024 VitalAire GmbH filed a counterclaim for revocation (docket no.: CC_36199/2024 UPC_CFI_325/2024) against F. Hoffmann-La Roche AG and Roche Diabetes Care GmbH.

Furthermore, F. Hoffmann-La Roche AG and Roche Diabetes Care GmbH filed an infringement action for the infringement of EP 677 with the Local Division Düsseldorf (docket no.: ACT_597323/2023 UPC_CFI_504/2023) on 27 December 2023 against the Tandem Parties as well as their distributors VitalAire GmbH (Germany), Dinno Santé s.a.i. (France), Air Liquide Healthcare Nederland B.V. (Netherlands) and Rubin Medical ApS (Denmark). The Tandem Parties and Rubin Medical ApS filed a counterclaim for revocation (docket no.: CC_20972/2024 UPC_CFI_504/2023) on 19 April 2024, the other distributors filed a separate counterclaim for revocation on the same day (docket no.: CC_21542/2024 UPC_CFI_504/2023).

WHEREAS, the Parties now wish to settle their mutual Dispute (defined below) and bring it to a comprehensive end on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, The Roche Parties wish to settle the Distributor Actions (defined below) with the Accused Distributors (defined below), and the Tandem Parties wish to facilitate such settlement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree to enter into this Agreement:

Section 1 – DEFINITIONS

When used in this Agreement, the following terms shall have the meaning which is indicated below:

(1)“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

(2)“Affiliate” shall mean an organization which, during the term of the Agreement: a) directly or indirectly controls a Party; b) is directly or indirectly controlled by a Party; c) is controlled, directly or indirectly, by the ultimate parent company of a Party.
“Controls” or “controlled” as per a) to c) is defined as owning fifty percent or more of the voting stock of a company or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization. An organization shall be deemed to constitute an Affiliate of a Party only for so long as such control exists. With respect to the Roche Parties, the terms “Affiliate” shall not include [***], and its subsidiaries, unless the Roche Parties opt for such inclusion of [***] and its subsidiaries by giving written notice at a time when [***] otherwise meets the definition of Affiliate.

(3)“Change of Control” means, with respect to an entity, one or more of the following (whether effected as a single transaction or series of transactions) has occurred with respect to such entity: (i) a sale, transfer or other disposition of all or substantially all of the assets of such entity on an aggregate basis; (ii) such entity enters into a merger, business combination, consolidation, reorganization, corporate restructuring or other similar transaction or series of transactions with a Third Party or group of Third Parties (an “Acquiring Person”) in which less than fifty percent (50%) of the voting power of the outstanding capital stock of the surviving entity (with rights to election of directors) is held directly or indirectly by persons who were shareholders of such entity immediately prior to such transaction (or series of transactions); or (iii) the acquisition by an Acquiring Person resulting in more than 50% of the voting power of the then-outstanding capital stock of an entity with respect to the election of directors.

(4)“Controlled” means, with respect to any Party (other than in the context of the definition of Affiliate) and a patent or patent application, that such Party (a) owns such patent or patent application or (b) has the ability to grant a license or sublicense or otherwise provide access or other right in, to or under such patent or patent application on the terms of this Agreement.

(5)“Dispute” means all past and present (as of the Effective Date) disputes, potential disputes, actions, causes of action, suits, arbitrations, charges, complaints, legal responsibilities, damages, judgments, claims, injuries, liabilities, penalties, fines, losses, expenses, and demands between the Parties based on EP 231 and EP 677 in any jurisdiction throughout the world, whether at law or in equity, whether known or unknown, suspected or unsuspected, contingent or matured, and whether accrued or unaccrued, including claims for compensatory, equitable or injunctive relief, general, specific, direct, indirect, special, consequential or punitive damages, costs, losses, expenses and compensation; in each case, including (a) the Proceedings; and (b) any allegations, claims, counterclaims or defences that (i) were asserted in any way in the Proceedings prior to the Effective Date or (ii) could have been asserted based on the facts and circumstances alleged or described in documents or other communications exchanged between the Parties in the Proceedings or the conduct of settlement negotiations.

(6)"Accused Distributors” means VitalAire GmbH, Dinno Santé s.a.i., Air Liquide Healthcare Nederland B.V. and Rubin Medical ApS.

(7)"Distributor Actions" means all patent infringement actions and counterclaims for revocation of patents brought before the UPC listed in the preamble that are between the Roche Parties and the Accused Distributors.

(8)"Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

(9)“Initial Payment Deadline” means [***].

(10)“Licensed Field” means insulin delivery systems, [***].

(11)"Licensed Patents" mean all patents and patent applications which have or will have issued claims within the Licensed Field [***].

(12)“Party” means each of the Roche Parties and the Tandem Parties.

(13)“Parties” means the Roche Parties and the Tandem Parties collectively.

(14)“Proceedings” means all patent infringement actions, revocation actions, counterclaims for revocation and actions for declaration of non-infringement of patents brought before the UPC listed in the preamble that are between the Parties.

(15)“Roche Parties” means the Roche entities which are a party of this Agreement collectively.

(16)“Roche Products” means all products and services of the Roche Parties or their Affiliates made by or on behalf of the Roche Parties or their Affiliates [***].

(17)“Roche Releasees” means the Roche Parties, their Affiliates, and their respective employees, officers, directors, agents, insurers, underwriters, and legal representatives.

(18)“Tandem Parties” means the Tandem entities which are a party of this Agreement collectively.

(19)“Tandem Products” means all products and services of the Tandem Parties or their Affiliates made by or on behalf of the Tandem Parties or their Affiliates [***].

(20)“Tandem Releasees” means the Tandem Parties, their Affiliates, and their respective employees, officers, directors, agents, insurers, underwriters, and legal representatives.

(21)“Third Party” means any person or entity other than the Parties and their Affiliates.

Section 2 – REPRESENTATION AND WARRANTIES

(1)Each Party represents and warrants that it has the right to grant the license under Section 6.

(2)Each Party represents and warrants that such Party: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has full corporate power and authority to execute and deliver this Agreement to carry out the provisions hereof, and has taken all necessary action to authorize the execution and delivery of this Agreement and performance hereunder; (c) its signatory has the necessary authority to act on behalf of the respective Party and to validly sign this Agreement; and (d) the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which it is a party or by which it is bound.

(3)EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 2, EACH PARTY HEREBY DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND RELATING TO THE LICENSED PATENTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NON- INFRINGEMENT OF THIRD PARTY PATENTS.

Section 3 – RESOLUTION OF LITIGATION

(1)With this Agreement the Parties conclude their Dispute by way of settlement and bring it to a comprehensive end. Each Party shall take all actions necessary to procure dismissal of the Proceedings as contemplated in this Section 3, including the execution and delivery of any and all documents and performance of any other acts reasonably requested by any other Party to effect such dismissal.

(2)For this, the Parties jointly ask each applicable Court (the "Court") to confirm the settlement by decision of the Court and request each Court to order that details of the settlement are confidential. This includes the appeal proceedings before the Court of Appeal (docket no. UPC_CoA_120/2025, APL_7604/2025), the DNI proceedings before the Central Division Paris (docket no. UPC_CFI_455/2023, ACT_589999/2023), the infringement and counterclaim for revocation proceedings before the Local Division Düsseldorf (docket no. UPC_CFI_504/2023, ACT_597323/2023; CC_20972/2024) and the infringement proceedings before the Local Division Hamburg (docket no. UPC_CFI_88/2024, ACT_10800/2024). The Parties will jointly ask the Court to confirm the settlement by decision after coordination between the legal counsels of the Parties immediately after the Parties have signed this Agreement, but not later than 3 business days after the Effective Date of the Agreement.

(3)The Parties understand that joint requests to confirm the settlement by decision of the Court finally terminate the Proceedings between the Parties. In the case that the UPC requires further declarations from the Parties to finally terminate the Proceedings between the Parties, the Parties undertake to file those declarations with the Court. This includes but is not limited to the withdrawal of an action and the declaration of consent with a withdrawal of an action.

(4)Each Party bears and is responsible for their respective attorneys’ fees, court fees and other costs and expenses. The Parties will jointly ask the Court with their request to confirm the settlement by decision to give a decision as to the costs that each Party shall bear their own costs and that no fees shall be reimbursed.

(5)F. Hoffmann-La Roche AG and Roche Diabetes Care GmbH shall use commercially reasonable efforts to enter into a separate agreement with the Accused Distributors on a joint request to confirm the settlement of the Proceedings by decision of the Court and a cost settlement (collectively, "Distributor Actions Settlement").

(6)Tandem Parties shall use commercially reasonable efforts to encourage and facilitate the settlement of Distributor Actions.

Section 4 – NO ADMISSION OF LIABILITY

(1)Neither the Agreement nor any payments made or actions taken thereunder shall constitute an admission of liability by any Party. The Agreement constitutes a compromise and resolves the Dispute for the purpose of avoiding the expense and risk of further legal proceedings.

(2)The Parties agree that this Agreement [***].

Section 5 – SETTLEMENT PAYMENT

(1)The Tandem Parties shall pay F. Hoffmann-La Roche AG the total sum of USD 36,000,000.00 over a period of five years as settlement payment, which payment will be due on the following schedule:

a.The Tandem Parties shall make an initial payment of USD 8,000,000.00 within the Initial Payment Deadline.

b.The remaining sum of USD 28,000,000.00 shall be paid in four equal installments of USD 7,000,000.00, due on the first, second, third, and fourth anniversaries of the Initial Payment Deadline.

(2)All amounts payable hereunder shall be paid by wire transfer to F. Hoffmann-La Roche AG to the following account:
[***]

(3)Any costs for making a payment under Section 5 of this Agreement shall be borne solely by the Tandem Parties and may not be credited against or withheld from the amount due to F. Hoffmann-La Roche AG.

(4)If the Tandem Parties do not make the payments described in this Section 5 to F. Hoffmann-La Roche AG in full and in accordance with the provisions above, F. Hoffmann- La Roche AG shall provide written Notice to the Tandem Parties of such failure to make payments. From the date of receipt of such Notice, any outstanding balance shall bear interest at the applicable statutory rate until the date of effective receipt of such balance by F. Hoffmann-La Roche AG. The foregoing obligation in no way limits any other rights or remedies available to F. Hoffmann-La Roche AG with respect to any nonpayment.

(5)All amounts payable hereunder shall be payable in United States Dollars.

(6)If the Roche Parties materially breach the Agreement, Tandem shall provide written notice of the material breach to the Roche Parties describing the breach in reasonable detail ("Breach Notice"). [***].

(7)So long as the Roche Parties [***].

Section 6 – CROSS-LICENSES

(1)Effective upon receipt of the initial payment according to Sections 5 (1) and (2), Roche Parties hereby grant to Tandem Parties and their Affiliates a world-wide, non-exclusive, non-sublicensable, non-royalty-bearing, non-transferrable (other than subject to Section 9), and irrevocable license, under any one or more claims of the Licensed Patents in the Licensed Field to make, have made, use, sell, offer for sale, distribute, have distributed, import and have imported any product which is made by or has been made, by or on behalf of the Tandem Parties or their Affiliates that, but for the license, would infringe such claim. This license is revokable solely if the Tandem Parties materially breach their obligation under the payment obligations under Section 5(1), the covenant not to sue in Section 8 or any release in Section 7 ("Tandem Material Breach"). In the event of a Tandem Material Breach, the Roche Parties may revoke the license only (i) after providing the Tandem Parties with written notice describing in reasonable detail the Tandem Material Breach and (ii) [***]. Any revocation of the license shall not affect products sold or otherwise in commerce before revocation, and such products shall remain licensed.

(2)Effective upon the grant of the license in Section 6(1), the Tandem Parties hereby grant to Roche Parties and their Affiliates a world-wide, non-exclusive, non-sublicensable, non- royalty-bearing, non-transferrable (other than subject to Section 9), and irrevocable license under any one or more claims of the Licensed Patents in the Licensed Field to make, have made, use, sell, offer for sale, distribute, have distributed, import and have imported any product which is made by or has been made by or on behalf of the Roche Parties or their Affiliates that, but for the license, would infringe such claim. This license is revokable solely if the Roche Parties materially breach their obligation under the covenant not to sue in Section 8 or any release in Section 7 ("Roche Material Breach"). In the event of a Roche Material Breach, the Tandem Parties may revoke the license only (i) after providing the Roche Parties with written notice describing in reasonable detail the Roche Material Breach and (ii) [***]. Any revocation of the license shall not affect products sold or otherwise in commerce before revocation, and such products shall remain licensed.

(3)The licenses in Section 6 (1) and (2) shall be granted for a term of 10 years from the Effective Date. For clarity, the granting of these licenses under this Agreement does not and shall not be construed as restricting the Parties’ ability to grant non-exclusives licenses outside of this Agreement to any third-party in any way nor requiring any noticing of the other Parties.

Section 7 – MUTUAL RELEASES

(1)Effective upon receipt of the initial payment according to Sections 5 (1) and (2), the Roche Parties hereby irrevocably release, relinquish, acquit, forever discharge, and waive any and all claims, counterclaims, demands, damages, liabilities, obligations, causes of action, or assertions against, the Tandem Releasees existing prior to or as of the Effective Date based upon, arising out of, or in any way relating to the Roche Parties’ Licensed Patents, including both known and unknown claims, in each case, to the fullest extent permitted by law. This explicitly includes any awards of fees or costs.

(2)Effective upon receipt of the initial payment according to Sections 5 (1) and (2), the Roche Parties hereby irrevocably release, relinquish, acquit, forever discharge, and waive any and all claims, counterclaims, demands, damages, liabilities, obligations, causes of action, or assertions against, the Tandem Releasees, Tandem’s suppliers, manufacturers, distributors, end-users, and other customers relating to the making, selling, supplying, distributing, importation, or use of Tandem’s Products before the Effective Date or the use, resale, resupply, or further distribution after the Effective Date of Tandem’s Products first sold, supplied, or distributed before the Effective Date, including both known and unknown claims, in each case, to the fullest extent permitted by law.

(3)Effective upon the grant of the releases in Sections 7(1) and 7(2), the Tandem Parties hereby irrevocably release, relinquish, acquit, forever discharge, and waive any and all claims, counterclaims, demands, damages, liabilities, obligations, causes of action, or assertions against, the Roche Releasees existing prior to or as of the Effective Date based upon, arising out of, or in any way relating to Tandem Parties’ Licensed Patents, including both known and unknown claims, in each case, to the fullest extent permitted by law. This explicitly includes any awards of fees or costs.

(4)Effective upon the grant of the releases in Sections 7(1) and 7(2), the Tandem Parties hereby irrevocably release, relinquish, acquit, forever discharge, and waive any and all claims, counterclaims, demands, damages, liabilities, obligations, causes of action, or assertions against, the Roche Releasees, Roche’s suppliers, manufacturers, distributors, end-users, and other customers relating to the making, selling, supplying, distributing, importation, or use of Roche’s Products before the Effective Date or the use, resale, resupply, or further distribution after the Effective Date of Roche’s Products first sold, supplied, or distributed before the Effective Date, including both known and unknown claims, in each case, to the fullest extent permitted by law.

(5)Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended to prevent or preclude any Party from initiating or in any way participating in future proceedings that bear upon or relate to the Parties’ respective obligations or rights under this Agreement, including (a) post-Effective Date treatment or resolution of issues related to this Agreement, or any representation, warranty, or covenant herein or (b) the enforcement of this Agreement.

(6)EACH PARTY ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH IT NOW KNOWS OR BELIEVES TO EXIST WITH RESPECT TO THE APPLICABLE RELEASED CLAIMS AND THE FACTS AND CIRCUMSTANCES EXISTING AT THE TIME OF ENTRY INTO THIS AGREEMENT, WHICH, IF KNOWN OR SUSPECTED AT THE TIME OF EXECUTING THIS AGREEMENT, MAY HAVE MATERIALLY AFFECTED THIS AGREEMENT. NEVERTHELESS, EACH PARTY HEREBY ACKNOWLEDGES THAT THE RELEASED CLAIMS INCLUDE WAIVERS OF ANY RIGHTS, CLAIMS OR CAUSES OF ACTION THAT MIGHT ARISE AS A RESULT OF SUCH DIFFERENT OR ADDITIONAL CLAIMS OR FACTS. EACH PARTY ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE AND POTENTIAL CONSEQUENCES OF SUCH A RELEASE OF UNKNOWN CLAIMS AND OF SUCH A SPECIFIC WAIVER OF RIGHTS. WITHOUT LIMITING THE FOREGOING, EACH PARTY IS AWARE OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

EACH PARTY AGREES TO EXPRESSLY WAIVE ANY RIGHTS IT MAY HAVE UNDER THIS CODE SECTION OR UNDER NATIONAL, MULTINATIONAL, FEDERAL, STATE OR COMMON LAW STATUTES, JUDICIAL DECISIONS OR OTHER LAWS OF A SIMILAR NATURE, AND KNOWINGLY AND VOLUNTARILY WAIVES SUCH UNKNOWN CLAIMS.

Section 8 - COVENANT NOT TO SUE

(1)The Tandem Parties covenant not to sue [***].

(2)The Tandem Parties further covenant not to sue [***].

(3)The Roche Parties covenant not to sue [***].

(4)The Roche Parties further covenant not to sue [***].
[***].

Section 9 – ASSIGNMENT/ACQUISITION

(1)No Roche Party may assign the agreement without [***].

(2)A Roche Party shall promptly provide [***].

(3)In the event [***].

(4)If any Roche Party or Tandem Party [***].

(5)The Parties are free to abandon any or all of the Licensed Patents. In such event, the Parties shall have no damage claims against the other Party. The obligations under Section 5 of this Agreement remain unaffected by any abandonment of any or all of the Licensed Patents.

Section 10 – CONFIDENTIALITY

(1)The Parties agree to keep all of the terms of the Agreement and the discussions between the Parties in relation to the negotiation of this Agreement confidential and not disclose them to any Third Party except (i) to the extent necessary to obtain a court order confirming the settlement as agreed in Section 3 and as necessary for any possible enforcement of such court order (ii) as necessary to obtain a court order confirming the settlement of the Distributor Actions and as necessary for any possible enforcement of such court order; (iii) and as necessary for any possible enforcement of the Agreement;; (iv) as required by law, regulation, or stock exchange rules or in response to a court order or subpoena; (v) to the extent necessary, to accountants, advisors, bankers, insurers, investors, and lawyers, and prospective insurers, lenders or investors, on the condition that such persons agree to be bound by the confidentiality and non-use obligations contained in this Agreement or (vi) to the extent necessary to comply with the Party’s obligations when transferring a Licensed Patent. Notwithstanding the foregoing, (x) the terms of the Agreement may be disclosed by the Tandem Parties to the Accused Distributors and (y) confidential information does not include information that is or comes into the public domain through no breach of this Agreement.

(2)In case of any production of this Agreement in accordance with Section 10 (1) above, the producing Party is obliged to request all available and reasonable measures to ensure confidentiality and to disclose only that portion of the Agreement which its legal counsel determines the producing Party is legally required to disclose.

(3)In case one Party receives a request for disclosure of all or a portion of this Agreement from a court or other governmental authorities, such Party shall provide the other Parties with a written prompt notice of each such request, and each Party shall reasonably cooperate with the other Parties to obtain strict protection orders with the highest standard available in the applicable jurisdiction, thereby taking all possible protective measures available to preserve the confidentiality of the content of this Agreement.

Section 11 – EFFECTIVE DATE/TERM/TERMINATION

(1)This Agreement is effective as of the Effective Date.

(2)The Roche Parties may collectively terminate the Agreement if any Tandem Party materially breaches the Agreement [***]. The Tandem Parties may collectively terminate the Agreement if any Roche Party materially breaches the Agreement [***]. Upon the expiration of [***] period, the Party providing the breach notice may immediately terminate the agreement by giving written notice of termination to the other Parties.

Section 12 - FINAL PROVISIONS

(1)This Agreement shall be governed by the laws of the State of Delaware, United States of America, without regard to its conflicts of laws provisions.

(2)The Parties irrevocably agree that the federal district court in the State of Delaware shall have exclusive jurisdiction regarding any disputes arising out of or in connection with this Agreement and that, accordingly, any proceedings arising out of or in connection with this Agreement shall be brought in the United States District Court for the District of Delaware. Notwithstanding the foregoing, if there is any dispute for which the federal district court in the State of Delaware does not have subject matter jurisdiction, the state courts in Delaware shall have jurisdiction. In connection with any dispute arising out of or in connection with this Agreement, each Party hereby expressly consents and submits to the personal jurisdiction of the federal and state courts in the State of Delaware.

(3)Any changes to this Agreement must be in a writing executed by both Parties. This applies also to changing of this requirement of a writing.

(4)Any waiver of a right provided for in this Agreement by any Party shall be made in writing. The waiver by a Party to require from any other Party strict compliance with the provisions contained in this Agreement may not be interpreted as a waiver of any other right provided for in this Agreement, nor as a waiver to require compliance with the same right in the future occasions.

Any notice required or permitted to be given hereunder shall be sent in writing by express courier, registered or certified airmail, postage prepaid, return receipt requested or hand delivery addressed to the Party whom it is to be given. Additionally, courtesy copies of any such notices shall, concurrent with the mailing, be sent via email to following addresses:

To the Roche Parties:
[***]

To the Tandem Parties:
[***]

(5)This Agreement contains all provisions relating to the subject matter of this Agreement and replaces all previous provisions agreed between the Parties in respect of the subject matter of this Agreement. No ancillary agreements have been made.

(6)Should any of the provisions in this Agreement be or become invalid or unenforceable, in whole or in part, this shall not affect the validity of the remaining provisions. The Parties shall replace any invalid provision by a valid and enforceable provision which comes as close as possible to the economic purpose of the Parties.

(7)The Parties agree that the electronic signatures appearing on this Agreement in electronic form are the same as handwritten signatures on paper agreement for the purposes of legal validity, enforceability and admissibility.

(8)Headings in this Agreement are for convenience of reference only and shall not affect their interpretation or construction. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any particular subdivision contained in this Agreement. The word “including” when used herein is not intended to be exclusive, or to limit the generality of the preceding words, and means “including, without limitation”. Except where the context otherwise requires, the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or” and no inferences or conclusions of any sort shall be drawn from the fact that in some instances in this Agreement, the word “or” is preceded by “and/” while in other instances it is not. The word “will” has the same meaning as the word “shall”.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Roche Parties

F. Hoffmann-La Roche AG
By:		By:
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

Roche Diabetes Care GmbH
By:		By:
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

Roche Diabetes Care, Inc.		Roche Diagnostics Operations, Inc.
By:		By:
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

Roche Diagnostics GmbH
By:		By:
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

Roche Diagnostics International AG
By:		By:
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

Tandem Parties

Tandem Diabetes Care, Inc.		Tandem Diabetes Care Europe B.V.
By:		By:
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]